                                                                    EXHIBIT 10.1


                        SEPARATION AGREEMENT AND RELEASE


         AGREEMENT made by and between PRESSTEK, INC., a Delaware corporation ("Presstek"), and ROBERT W. HALLMAN ("Hallman").

         WHEREAS, Hallman has been employed as Chief Executive Officer of Presstek pursuant to an employment agreement between the parties dated September 17, 1998 and amended effective as of May 25, 2000 ("Employment Agreement"); and

         WHEREAS, Presstek and Hallman now wish to terminate the Employment Agreement and memorialize the severance of their Employer/Employee relationship.

         NOW, THEREFORE, intending to be legally bound, Presstek and Hallman, in consideration of the premises and of the promises hereafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AGREE as follows:

         1. Effective as of April 30, 2002 (the "Separation Date"), Hallman is hereby resigning as Chief Executive Officer and as a member of the Board of Directors of Presstek (which resignation Hallman hereby acknowledges is not the result of a disagreement with Presstek regarding its operations, policies or practices), and both the Employment Agreement and Hallman's employment with Presstek are hereby terminated as of the Separation Date. Effective as of the Separation Date, Hallman is also hereby resigning from any other positions he holds as director, officer, employee or otherwise of Presstek and any of Presstek's subsidiaries.

         2. Hallman will be paid his salary earned through the Separation Date in accordance with Presstek's regular payroll cycle and will be eligible under Presstek's regular policies:

                  a. to receive his vested accounts, if any, under Presstek's 401(k) plan;

                  b. to continue his health insurance coverage, in accordance with COBRA, for a minimum of eighteen (18) months from the Separation Date, upon payment of the full applicable premiums; and

                  c. to continue to have his acts covered through the Separation Date in accordance with the terms of Presstek's Directors and Officers Liability Insurance coverage currently in effect.

Nothing contained in this Separation Agreement and Release (the "Agreement") is intended to impair any of the foregoing rights.

         3. In consideration for the execution by Hallman of this Agreement and compliance by him of promises made herein, Presstek will also provide Hallman with the following payments and benefits:

                  a. A separation payment equal to three times his current annual salary, which amount, less applicable taxes and other withholdings, will be paid to Hallman in 78 equal consecutive bi-weekly installments, commencing on Presstek's next regularly scheduled payroll date following the Separation Date (the period commencing upon the Separation Date and ending on the last such consecutive monthly payment installment date is referred to herein as the "Severance Period"); and

                  b. Hallman's existing stock options set forth below will be amended to provide, and/or the existing options will be exchanged for new non-incentive stock options that provide (i) for immediate vesting of the options and (ii) that the options can be exercised up until the expiration date of the existing options (and even after the Separation Date):

--------------------------------------------------------------------------------------
Date of Grant     Expiration Date     Option Plan     No. of Options    Exercise Price

--------------------------------------------------------------------------------------
   9/21/98            9/21/08             1994             45,000            $ 8.75
--------------------------------------------------------------------------------------
   9/21/98            9/21/08             1994            105,000            $ 8.75
--------------------------------------------------------------------------------------
   5/25/00            5/25/10             1998            100,000            $16.125
--------------------------------------------------------------------------------------
   7/11/01            7/11/11             1998             35,000            $11.15
--------------------------------------------------------------------------------------

Hallman understands and agrees that he would not receive the monies and other benefits specified in this Section 3, except for his execution of this Agreement and the fulfillment by him of his promises contained in this Agreement. In addition, the parties acknowledge and agree that the foregoing payments and benefits shall be in lieu of any other payments, including severance, which might otherwise be payable to Hallman, or to which Hallman might otherwise be entitled, under the Employment Agreement or otherwise.

         4. Hallman understands that Presstek makes no representation as to the income tax treatment of any payments hereunder and that any and all payments (and all compensation, benefits and/or other payments previously made to Hallman by Presstek) will be subject to such tax treatment and to such deductions, if any, as may be required under applicable tax laws.

         5. Hallman agrees that at no time shall he take any action which is intended to, or would reasonably be expected to, harm or disparage Presstek, impair Presstek's reputation, or lead to unwanted or unfavorable publicity to Presstek.

         6. Hallman will not disclose any confidential or proprietary information obtained by him during the course of his employment with Presstek, including any information that was furnished to Hallman by Presstek or which he otherwise learned or discovered about Presstek. In addition, Hallman acknowledges and agrees that the terms of the Non-Disclosure Agreement he entered into with Presstek, a copy of which is annexed hereto as Exhibit A, remain in full force and effect.

         7. At no time prior to the expiration of the Severance Period and for a period of two years thereafter shall Hallman engage in any business activity on behalf of an entity which is a direct competitor of Presstek without obtaining Presstek's prior written authorization.

         8. At no time prior to the expiration of the Severance Period and for a period of two years thereafter shall Hallman, directly or indirectly, recruit or attempt to recruit, solicit or offer employment to any Presstek employee or offer employment to any Presstek consultant without obtaining Presstek's prior written authorization.

         9. Hallman agrees to cooperate fully with Presstek, specifically including any attorney retained by Presstek, in connection with any pending or future litigation, business, or investigatory matter. The parties acknowledge and agree that such cooperation may include, but shall in no way be limited to, Hallman making himself available for interview by Presstek, or any attorney retained by Presstek, and providing to Presstek any documents in his possession or under his control relating to the litigation, business or investigatory matter. Presstek agrees to provide Hallman with reasonable notice of the need for assistance when feasible, to schedule such assistance in such a manner as not to interfere with any alternative employment obtained by Hallman when possible and to reimburse Hallman for the reasonable cost of his time.

         10. Hallman knowingly and voluntarily releases and forever discharges Presstek, and its current and former subsidiaries, affiliated and related corporations, partnerships and entities, their successors and assigns, and the current and former owners, shareholders, directors, officers and/or employees of Presstek and/or such corporations, partnerships and entities, and their affiliates, successors, assigns, heirs, executors and administrators (referred to collectively throughout this Agreement as "Presstek") from and against any and all claims, actions, demands, debts, liabilities, charges, complaints, contracts (whether oral or written, express or implied from any source), obligations, promises and causes of action, whatsoever, in law or equity, known and unknown, which, against Presstek, Hallman or his heirs, executors, administrators, successors and assigns (referred to collectively throughout this Agreement as "Hallman") may now have or hereafter can, shall or may have, including all unknown, undisclosed, unsuspected and unanticipated losses, wrongs, injuries, debts, claims, or damages, for upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof, including, but not limited to, any and all matters arising out of Hallman's employment by Presstek and the cessation of said employment (including, but not limited to, any arising out of, or relating to, the Employment Agreement), and any alleged violation of:

         -        The National Labor Relations Act, as amended;

         -        Title VII of the Civil Rights Act of 1964, as amended;

         - Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

         -        The Civil Rights Act of 1991;

         -        The Age Discrimination in Employment Act of 1967, as amended;

         - The Employee Retirement Income Security Act of 1974, as amended;

         -        The Immigration Reform Control Act, as amended;

         -        The Americans with Disabilities Act of 1990, as amended;

         -        The Fair Labor Standards Act, as amended;

         -        The Occupational Safety and Health Act, as amended;

         -        The Family and Medical Leave Act of 1993;

         - any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

         -        any public policy, contract, tort, or common law; or

         - any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

         11. Hallman confirms and agrees that he has not and, except for the purpose of seeking enforcement of the terms of this Agreement, will not file or institute any claims, charges, actions, complaints or any other proceedings against Presstek before any court, administrative agency or any other forum based upon or arising out of any claims, actions, demands, contracts and causes of action by or in respect of Hallman against Presstek. In the event that any such claim, charge, action, complaint or other proceeding is filed, Hallman shall not be entitled to recover any relief or recovery therefrom, including costs and attorneys' fees. In addition, Hallman hereby waives the right to voluntarily assist other individuals or entities in bringing claims against Presstek and waives any right to become, and promises not to become a member of any class in any case or a party or participant in any manner in any charge, complaint or case in which a claim or claims against Presstek are made.

         12. Hallman agrees not to disclose any information regarding the existence or substance of this Agreement, except to an attorney, accountant, spouse or financial advisor with whom he chooses to consult regarding his consideration of this Agreement provided each such individual to whom Hallman makes such disclosure agrees in writing not to disclose any information regarding the existence or substance of this Agreement.

         13. Hallman agrees that Presstek and only Presstek, may issue a press release to announce Hallman's separation from Presstek.

         14. In the event that Hallman breaches this Agreement, Presstek will be entitled to recover and/or discontinue any payment and/or other benefits paid or payable under this Agreement and to obtain all other relief provided by law or equity. The prevailing party in any litigation resulting from any such claim shall be entitled to recover reasonable attorneys' fees and expenses of litigation from the losing party.

         15. This Agreement shall be binding on the parties and their respective heirs, successors and assigns.

         16. This Agreement sets forth the entire agreement between the patties and their affiliates with respect to the subject matter herein and therein and fully supersedes any and all prior agreements or understandings between them pursuant to such subject matter.

         17. This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

         18. If any provision of this Agreement should be held invalid or unenforceable by operation of law or by any tribunal of competent jurisdiction, or if compliance with or enforcement of any provision is restrained by such tribunal, the application of any and all provisions other than those which have been held invalid or unenforceable shall not be affected.

         19. This Agreement shall be governed and construed in accordance with the laws of the State of New Hampshire (without reference to its rules as to conflicts of laws). Any dispute arising hereunder shall be brought before a court of competent jurisdiction in the City, County and State of New Hampshire.

         22. Hallman may revoke this Agreement for a period of seven (7) days following the date he executes this Agreement. Any revocation within this period must be submitted, in writing, to Mr. Moosa E. Moosa, Chief Financial Officer of Presstek, and state, "I hereby revoke my acceptance of Presstek's Separation Agreement and Release." The revocation must be personally delivered to Mr. Moosa or his designee, or mailed to Mr. Moosa at Presstek, Inc., 55 Executive Drive, Hudson, NH 03051 and postmarked within seven (7) days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday or legal holiday in New Hampshire, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

         HALLMAN ACKNOWLEDGES THAT HE HAS BEEN ADVISED IN WRITING THAT HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. HALLMAN AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) DAY CONSIDERATION PERIOD.

         HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN SECTION "3" ABOVE, HALLMAN FREELY AND

KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO FOREVER WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST PRESSTEK.

         IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily execute this Separation Agreement and Release as of this 26th day of April 2002.





                                        /s/ Robert W. Hallman     April 23, 2002
                                        ----------------------------------------
                                        Robert W. Hallman



                                        Presstek, Inc.

                                        By: /s/ Edward J. Marino
                                            ------------------------------------
                                            Name: Edward J. Marino
                                            Title:

                              [PRESSTEK LOGO]


               EMPLOYEE WORK PRODUCT AND CONFIDENTIALITY AGREEMENT

In consideration and as a condition of employment or continued employment by Presstek, Inc. or any subsidiary, division or affiliate thereof (collectively "Presstek"), the compensation paid therefor and the disclosure by Presstek of confidential and proprietary information, the undersigned employee (the "Employee") agrees as follows:

(a) Employee acknowledges that in the course of his or her employment, Employee will (i) be exposed to valuable confidential and proprietary information owned exclusively by Presstek or its licensors, and (ii) foreseeably create for the sole and exclusive benefit of Presstek, additional valuable confidential and proprietary information. Employee agrees to treat all such information as confidential and will not during his or her employment by Presstek or thereafter at any time disclose to others (except as his or her duties at Presstek may require) or use for his or her own benefit any Presstek proprietary information, including without limitation, any trade secrets, know how or confidential information pertaining to the business, work or investigations of Presstek.

(b) Employer agrees that all workproduct, including but not limited to ideas, inventions, improvements, discoveries, computer code, technical or business innovations, advertising and marketing materials, company policies and procedures, presentations and customer and prospect lists (collectively "Workproduct") created by Employee or under Employee's discretion or supervision, whether or not conceived during regular work hours or otherwise, which are along the lines of the business, work or investigations of Presstek or which result from or are suggested by any work Employee does for Presstek, except those workproducts acknowledged by Presstek which are listed and described in attached Schedule A to this Agreement, shall be the sole and exclusive property of Presstek, that any and all patents, copyrights and other proprietary interests therein shall belong to Presstek, and that the other provisions of this Agreement shall fully apply to all such Workproduct.

(c) Employee hereby assigns and transfers to Presstek, his or her entire right, title and interest in and to all inventions, improvements or discoveries (whether or not patentable) made or conceived or first reduced to practice by him or her, whether solely or jointly with others, during the period of his or her employment with Presstek, whether or not conceived during regular work hours or otherwise, which are along the lines of the business, work or investigations of Presstek or which result from or are suggested by any work Employee does for Presstek.

(d) Employee acknowledges that all copyrightable Workproduct arising under this Agreement, including derivative works developed therefrom, is a work made for hire under 17 U.S.C. ss101 et seq. (the "Copyright Act"), which shall be the sole and exclusive property of Presstek. To the extent that any copyrightable Workproduct created by Employee may not be the sole property of Presstek and/or may not be a work made for hire under the Copyright Act, Employee hereby transfers, grants and assigns to Presstek, its successors and assigns, all copyrights and all other right, title and interest in and to such Workproduct developed under this Agreement.

(e) Employee will assist Presstek in any reasonable manner to obtain for its own benefit patents, copyrights or other legal protection thereon in any and all countries, and will execute when requested, patent, copyright and other applications and assignments and any other lawful documents deemed necessary by Presstek to carry out the purposes of this Agreement, all without further consideration than provided for herein, but at the expense of Presstek. Employee further agrees that the obligations stated in this paragraph shall continue beyond the termination of his or her employment with Presstek, but if Employee is then called upon to render such assistance, Employee shall be entitled to a fair and reasonable per diem fee in addition to reimbursement of any expenses incurred at the request of Presstek.

(f) Without Presstek's express prior written consent, Employee will not during his or her employment by Presstek engage in any employment or activity other than for Presstek in any business in which Presstek is now or may hereafter become engaged.

(g) Employee agrees not to disclose to Presstek or use in any of his or her work with Presstek any proprietary information of any of Employee's prior employers or of any third party. Such information shall include, without limitation, (i) any trade secrets or confidential information with respect to the business, work or investigations of such prior employer or other third party, or (ii) any ideas, inventions, improvements, innovations or discoveries which do not constitute Workproduct as defined above. Employee further agrees that if he or she is assigned to develop any Workproduct during the course of his or her employment with Presstek where a question regarding the use of proprietary information of others could be raised, then Employee shall immediately inform his or her supervisor that continued work on such Workproduct could raise a question as to the origin and ownership of such Workproduct and request reassignment to another development project.

(h) This Agreement shall apply to all Presstek confidential and proprietary information, even where such information has been disclosed to Employee prior to the execution of this Agreement and shall continue in full force and effect until specific items of proprietary information covered by this Agreement either become public knowledge or independently come into the possession of Employee in a lawful manner unrelated to Employee's continued or previous employment with Presstek.

(i) Upon termination of Employee's employment by Presstek, all Presstek proprietary information and related materials released to Employee and all materials prepared or created by Employee in connection with his or her employment with Presstek, along with all copies and notes made thereof, in any format or media, shall be returned promptly to Presstek along with a signed certification that Employee has done so.

(j) Employee represents that he or she has no agreements with or obligations to others that conflict with the foregoing, or with Employee's employment with Presstek generally.

This Agreement shall be construed in accordance with the laws of the State of New Hampshire. This Agreement replaces any agreements previously signed by Employee relating to Employee's employment by Presstek. This Agreement shall inure to the benefit of the successors and assigns of Presstek, shall be binding upon Employee's heirs, assigns and personal and legal representatives, and may not be modified or terminated, in whole or part, except by a writing signed by an authorized representative of Presstek. This Agreement shall not be deemed to create an employment arrangement between Presstek and Employee.



       EMPLOYEE                                       PRESSTEK, INC.

/s/ Robert W. Hallman                       By: /s/ Cathy Cavanna
--------------------------------                --------------------------------
Robert W. Hallman                               Cathy Cavanna
Date: 4/29/02                                   Date: 4/29/02

                                   Schedule A
                         Employee Workproduct Exceptions

ITEM NAME AND DESCRIPTION                    PRESSTEK ACKNOWLEDGEMENT

1.   ___________________________________     ___________________________________

     ___________________________________

     ___________________________________

     ___________________________________


2.   ___________________________________     ___________________________________

     ___________________________________

     ___________________________________

     ___________________________________


3.   ___________________________________     ___________________________________

     ___________________________________

     ___________________________________

     ___________________________________


4.   ___________________________________     ___________________________________

     ___________________________________

     ___________________________________

     ___________________________________


5.   ___________________________________     ___________________________________

     ___________________________________

     ___________________________________

     ___________________________________


6.   ___________________________________     ___________________________________

     ___________________________________

     ___________________________________

     ___________________________________